                                                                   EXHIBIT 10.56

                          STOCKHOLDERS PROXY AGREEMENT

     STOCKHOLDERS PROXY AGREEMENT (this "Agreement"), dated as of June 12, 2000, among ELTRAX SYSTEMS, INC., a Minnesota corporation (the "Company"), and each other person and entity listed on the signature pages hereof (each, a "Stockholder").

                              W I T N E S S E T H:

     WHEREAS, as of the date hereof each Stockholder owns (either beneficially or of record) the number of shares of common stock, par value $0.01 per share ("Cereus Common Stock"), of Cereus Technology Partners, Inc., a Delaware corporation (the "Cereus"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Cereus Common Stock owned by the Stockholders and any shares of Cereus Common Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

     WHEREAS, Company and the Cereus, among others, propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"; capitalized terms herein not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of Cereus with and into a subsidiary of Company (the "Merger"); and

     WHEREAS, as a condition to the willingness of Company to enter into the Merger Agreement, Company has requested that each Stockholder agree, and, in order to induce Company to enter into the Merger Agreement, each Stockholder has agreed, to grant Company proxies to vote such Stockholder's Shares;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                         TRANSFER AND VOTING OF SHARES

     SECTION 1.01 Transfer of Shares. During the term of this Agreement, and except as otherwise provided herein, each Stockholder shall not (a) sell, pledge or otherwise dispose of any of its Shares if such transaction would result in the Stockholder no longer having the power to vote or cause to be voted the Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any of the Cereus Common Stock if such transaction would result in the Stockholder no longer having the power to vote or cause to be voted the Shares.

     Section 1.02 Voting of Shares; Further Assurances. (a) Each Stockholder, by this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint Company, or any nominee of Company, with full power of substitution, during and for the term of this Agreement, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Cereus (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Cereus that the law of the State of Delaware may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Cereus and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation
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or agreement of the Cereus under the Merger Agreement or which could result in any of the conditions to the obligations of Cereus under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

     (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Company the power to carry out the provisions of this Agreement.

     (c) Nothing contained in this Agreement shall be deemed to restrict a Stockholder who is also a director of the Cereus from taking actions in his or her capacity as a director as may be permitted under the Merger Agreement.

     SECTION 1.03 Term of Agreement. This Agreement shall be effective as of the date hereof and shall expire on the earlier of (a) the Effective Time and
(b) the date of the termination of the Merger Agreement pursuant to its terms.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Each Stockholder, severally and not jointly, hereby represents and warrants to Company as follows:

     SECTION 2.01 Due Organization, Etc. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its organization. Such Stockholder has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 2.02 No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or similar organizational documents of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of its properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder is a corporation) any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by such Stockholder of its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, and the HSR Act and (ii) where the failure

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to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

     SECTION 2.03 Title to Shares. Other than to the extent described in Exhibit A hereto, such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Stockholder as follows:

     SECTION 3.01 Due Organization, Etc. The Company is a corporation duly organized and validly existing under the laws of the State of Minnesota. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     SECTION 3.02 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by the Company of its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Company of its obligations under this Agreement.

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                                   ARTICLE IV

                               GENERAL PROVISIONS

     SECTION 4.01 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     (a) If to the Company

         Eltrax Systems, Inc.
         400 Galleria Parkway, Suite 300
         Atlanta, Georgia 30339
         Attention: Chief Executive Officer
         Telecopier No.: (678) 589-3570

     with a copy to:

         Jaffe, Raitt, Heuer & Weiss, Professional Corporation
         One Woodward Avenue
         Suite 2400
         Detroit, Michigan 48226
         Attention: William E. Sider, Esq.
         Telecopier No.: (313) 961-8358

     (b) If to a Stockholder, to such Stockholder's address set forth on Exhibit A.

     SECTION 4.02 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 4.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 4.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 4.05 Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that the Company may assign its rights, interests and obligations hereunder to any successor or parent entity of the Company whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Closing).

     SECTION 4.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 4.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and

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that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 4.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. COMPANY AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY GEORGIA STATE OR FEDERAL COURT SITTING IN THE CITY OF ATLANTA, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND COMPANY AND EACH OF THE STOCKHOLDERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH GEORGIA STATE COURT OR SUCH FEDERAL COURT. THE COMPANY AND EACH OF THE STOCKHOLDERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     SECTION 4.09 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized officer, all as of the date first written above.

                                            ELTRAX SYSTEMS, INC.

                                            By:   /s/ WILLIAM P. O'REILLY
                                              ----------------------------------
                                                Name: William P. O'Reilly
                                                Title:  Chairman

                                            STOCKHOLDERS:

                                                   /s/ STEVEN A. ODOM
                                            ------------------------------------
                                                       STEVEN A. ODOM

                                                   /s/ AMY L. NEWMARK
                                            ------------------------------------
                                                       AMY L. NEWMARK

                                                  /s/ JAMES M. LOGSDON
                                            ------------------------------------
                                                      JAMES M. LOGSDON

                                                /s/ JOSEPH W. WRIGHT, JR.
                                            ------------------------------------
                                                   JOSEPH W. WRIGHT, JR.

                                                    /s/ GARY H. HECK
                                            ------------------------------------
                                                        GARY H. HECK

                                                  /s/ JULIET M. REISING
                                            ------------------------------------
                                                     JULIET M. REISING

                                                   /s/ MAX E. BOBBITT
                                            ------------------------------------
                                                       MAX E. BOBBITT
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                                                                       EXHIBIT A

                              LIST OF STOCKHOLDERS

                                                                NUMBER OF SHARES
                                                                   OF COMPANY
                                                                  COMMON STOCK
                                                               OWNED BENEFICIALLY
NAME AND ADDRESS OF STOCKHOLDER                                  AND OF RECORD
-------------------------------                                ------------------
Steven A. Odom..............................................        675,825
  Cereus Technology Partners, Inc.
  400 Northpark, Suite 1000
  1000 Abernathy Road
  Atlanta, Georgia 30328
Amy L. Newmark..............................................        250,000
  21 Hedgerow Lane
  Greenwich, Connecticut 06831
James M. Logsdon............................................        205,000
  Cereus Technology Partners, Inc.
  400 Northpark, Suite 1000
  1000 Abernathy Road
  Atlanta, Georgia 30328
Joseph W. Wright, Jr. ......................................        158,414
  599 Lexington Avenue, 44th Floor
  New York, NY 10022
Gary H. Heck................................................         75,000
  19638 Painted Ridge Loop
  Bend, Oregon 97702
Juliet M. Reising...........................................         55,000
  Cereus Technology Partners, Inc.
  400 Northpark, Suite 1000
  1000 Abernathy Road
  Atlanta, Georgia 30328
Max E. Bobbitt..............................................         50,000
  70 Beachside Drive, Apt. 203
  Vero Beach, Florida 32963